UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2022

Open Text Corporation

(Exact name of Registrant as specified in its charter)

Canada	0-27544	98-0154400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Frank Tompa Drive, Waterloo, Ontario, Canada N2L 0A1

(Address of principal executive offices)

(519) 888-7111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock without par value	OTEX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “Form 8-K/A”) to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 25, 2022 (the “Original Form 8-K”) is being filed to amend and restate the Index to Exhibits in Item 9.01 of the Original Form 8-K and to file Exhibits 2.1 and 10.1 through 10.3, which as disclosed in the Original Form 8-K were to be filed with this Form 8-K/A. This Form 8-K/A does not amend or update any other item or disclosure contained in the Original Form 8-K. This Form 8-K/A is presented as of the filing date of the Original Form 8-K and does not reflect events occurring after that date, or modify or update disclosures in any way other than as specifically noted above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Rule 2.7 Announcement, dated August 25, 2022

10.1	Co-operation Agreement, dated August 25, 2022, by and between the Company, Bidco and Micro Focus International plc

10.2	Term Loan Credit Agreement, dated August 25, 2022, by and between the Company, the guarantors party thereto, Barclays Bank PLC, as administrative agent, and certain financial institution parties thereto.

10.3	Bridge Loan Agreement, dated August 25, 2022, by and between the Company, the guarantors party thereto, Barclays Bank PLC, as administrative agent, and certain financial institution parties thereto.

99.1*	Press Release, dated August 25, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Previously furnished with the Original Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN TEXT CORPORATION

August 26, 2022	By:	/s/ Michael F. Acedo
Michael F. Acedo Executive Vice-President, Chief Legal Officer & Corporate Secretary